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                                                                    EXHIBIT 99.2

[PAWNMART, INC. LETTERHEAD]                                         NEWS RELEASE



                   PAWNMART, INC. COMMON STOCK TO BE DELISTED
                        FROM THE NASDAQ SMALLCAP MARKET


Fort Worth, Texas (March 13, 2001) - PawnMart, Inc., (Nasdaq SmallCap PMRT and Boston Stock Exchange: PWT, PWTA and PWTB) announced today that the Company has received a Nasdaq Staff Determination indicating that the Company has failed to comply with the net tangible assets requirement for continued listing set forth in Marketplace Rule 4310(C)(2)(B), and that its securities will be delisted from the Nasdaq SmallCap Market at the opening of business on March 14, 2001.

The Company's Common Stock will be available for quotation on the OTC Bulletin Board by its market makers and believes that it will continue to be listed on the Boston Stock Exchange.

Certain of the above information is forward-looking and, as such, only reflects the Company's best assessment at this time. Investors are cautioned that forward-looking statements involve risks and uncertainty, that actual results may differ materially from such statements, and that investors should not place undue reliance on such statements. For a discussion of factors that may affect actual results, investors should refer to the Company's filings with the Securities and Exchange Commission.

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